EXHIBIT 4.5

FIRST AMENDMENT TO
SECOND AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

         This FIRST AMENDMENT TO SECOND Amended and Restated Revolving Credit Agreement, dated as of July 26, 2002 (this "Amendment"), is by and among (a) Hasbro, Inc., a Rhode Island corporation (the "Company"), and Hasbro SA, a corporation organized under the laws of Switzerland ("Hasbro SA", and together with the Company, the "Borrowers"), (b) the Banks party to the Credit Agreement referred to below (the "Banks") and (c) Fleet National Bank, as agent for the Banks (in such capacity, the "Agent"). Capitalized terms not otherwise defined herein which are defined in the Credit Agreement referred to below shall have the same respective meanings herein as therein.

         WHEREAS, the Borrowers, the Banks and the Agent are party to that certain Second Amended and Restated Revolving Credit Agreement, dated as of March 19, 2002 (as amended and in effect from time to time, the "Credit Agreement"); and

         WHEREAS, the Borrowers, the Banks and the Agent have agreed to, inter alia, modify certain terms and conditions of the Credit Agreement as specifically set forth in this Amendment;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         §1.   Amendment to §1.1 of the Credit Agreement. (a) Section 1.1 of the Credit Agreement is hereby amended by adding the following new definition to such Section in appropriate alphabetical order:

"CIT. The CIT Group/Commercial Services, Inc."

"CIT Agreement. The Single Customer Credit Approved Receivables Purchase Agreement, dated on or about July 26, 2002, between the Company, the Subsidiaries of the Company named therein and CIT, as the same may be amended, supplemented or otherwise modified from time to time (in substantially the form delivered to the Agent or as otherwise may be reasonably acceptable to the Agent), pursuant to which the Company and certain of its Subsidiaries agreed to sell, assign, pledge and transfer to CIT certain accounts receivable under the terms and conditions of the CIT Agreement."

"First Amendment. The First Amendment to Second Amended and Restated Revolving Credit Agreement, dated as of July 26, 2002, by and among the Company, Hasbro SA, the Banks and the Agent."

         (b)   Section 1.1 of the Credit Agreement is hereby further amended by inserting in clause (g) of the definition of "Indebtedness" immediately before the comma at the end thereof the phrase "(for the avoidance of doubt, it being understood that sales pursuant to Section 10.5.2(j) or (k) are not "Indebtedness" under this clause (g) or otherwise)".

         (c)   Section 1.1 of the Credit Agreement is hereby further amended by inserting in the definition of "Material Asset Sale" immediately after the phrase "but excluding" the phrase "any Asset Sale permitted under §§10.5.2(j) or (k) hereof and".

         §2.   Amendment to §6.3 of the Credit Agreement. Section 6.3 of the Credit Agreement is hereby amended by inserting in clause (c) immediately after the phrase "other transaction permitted hereunder" the phrase "(other than any Asset Sale permitted under §§10.5.2(j) and (k) hereof) or any part of the Collateral is sold or otherwise disposed of and paid for in connection with any Asset Sale permitted under §§10.5.2(j) and (k) hereof,".

         §3.   Amendment to §10.2 of the Credit Agreement. Section 10.2 of the Credit Agreement is hereby amended by (a) deleting the "and" following clause (xiv) thereof, (b) deleting the "(xv)" in front of the last clause of such §10.2 and inserting in lieu thereof "(xvi)" and (c) inserting immediately after clause (xiv) thereof the following:

"(xv) Liens on any receivables and related assets subject to any Asset Sale permitted under §§10.5.2(j) and (k) hereof; and".

         §4.   Amendment to §10.4(b) of the Credit Agreement. Section 10.4(b) of the Credit Agreement is hereby amended by deleting the reference to the amount "$50,000,000" in such Section and inserting in lieu thereof "$125,000,000."

         §5.   Amendment to §10.5.2 of the Credit Agreement. Section 10.5.2 of the Credit Agreement is hereby amended by: (a) deleting the text "and" at the end of clause (h) and (b) inserting, immediately after the text of clause (i), the following text:

", (j) sales, assignments, pledges or transfers of Receivables (as defined in the CIT Agreement) pursuant to the CIT Agreement; provided, however, that (i) the assets sold, assigned, pledged or transferred to CIT under the CIT Agreement shall be only such Receivables, (ii) such sales, assignments, pledges or transfers shall be in accordance with the terms and conditions set forth in the CIT Agreement, and (iii) the lien granted by the Company to CIT under the CIT Agreement shall cover only such Receivables, with the Agent retaining a lien on such Receivables for the benefit of the Banks and the Agent unless and until CIT pays the Company for such Receivables pursuant to the terms and conditions of the CIT Agreement, and (k) the sale or other disposition of receivables and related assets (i) on terms (relating to any liens on any receivables and related assets) that are substantially similar to those set forth in the CIT Agreement, and for a similar credit enhancement purpose, (ii) with respect to a face amount of receivables and related assets not to exceed $50,000,000 in the aggregate, and (iii) with the prior written consent of the Agent".

         §6.   Conditions to Effectiveness. This Amendment shall become effective as of the date hereof upon receipt by the Agent of counterpart signature pages to this Amendment, duly executed by each of the Borrowers, the Restricted Subsidiaries and the Majority Banks, provided that, upon such receipt, the amendment to §10.4(b) set forth above shall be deemed to have become effective as of July 1, 2002.

         §7.   Representations and Warranties. The Borrowers hereby repeat, on and as of the date hereof, each of the representations and warranties made by it in the Credit Agreement (except to the extent of changes resulting from transactions contemplated or permitted by this Amendment, the Credit Agreement and the other Loan Documents, and to the extent that such representations and warranties relate expressly to an earlier date), provided that all references therein to the Credit Agreement shall refer to the Credit Agreement as amended hereby. In addition, each of the Borrowers hereby represents and warrants that the execution and delivery by such Person of this Amendment and the performance by such Person of all of its agreements and obligations under the Credit Agreement as amended hereby are within the corporate authority of such Person and have been duly authorized by all necessary corporate action on the part of such Person.

         §8.   Ratification, etc. Except as expressly amended hereby, the Credit Agreement, and all documents, instruments and agreements related thereto, including, but not limited to the Loan Documents, are hereby ratified and confirmed in all respects and shall continue in full force and effect. The Credit Agreement and this Amendment shall be read and construed as a single agreement. All references in the Credit Agreement, or any related agreement or instrument to the Credit Agreement shall hereafter refer to the Credit Agreement as amended hereby.

         §9.   Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

         §10.   Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICT OF LAWS).

[signature pages follow]

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as a document under seal as of the date first above written.

                                                                                 HASBRO, INC.

                                                                                 By: /s/ Martin R. Trueb

                                                                                        Name: Martin R. Trueb
                                                                                        Title: Senior Vice President and Treasurer

                                                                                 HASBRO SA

                                                                                 By: /s/ Tyrone Payne

                                                                                        Name: Tyrone Payne
                                                                                        Title: Director

                                                                                 FLEET NATIONAL BANK, individually and as
                                                                                 Agent

                                                                                 By: /s/ John O'Loughlin

                                                                                        Name: John O'Loughlin
                                                                                        Title: Director

                                                                                 BANK OF AMERICA, N.A.

                                                                                 By: /s/ Casey Cosgrove

                                                                                        Name: Casey Cosgrove
                                                                                        Title: Vice President

                                                                                 THE BANK OF NOVA SCOTIA

                                                                                 By: /s/ M.R. Bradley

                                                                                        Name: M.R. Bradley
                                                                                        Title: Authorized Signatory

                                                                                 Barclays Bank PLC

                                                                                 By:

                                                                                        Name:
                                                                                        Title:

                                                                                 CITICORP USA, INC.

                                                                                 By: /s/ John S. Hutchins

                                                                                        Name: John S. Hutchins
                                                                                        Title: Managing Director

                                                                                 COMMERZBANK A.G., New York

                                                                                 Branch

                                                                                 By: /s/ Robert S. Taylor

                                                                                        Name: Robert S. Taylor
                                                                                        Title: Senior Vice President

                                                                                 By: /s/ Andrew P. Lusk

                                                                                        Name: Andrew P. Lusk
                                                                                        Title: Assistant Vice President

                                                                                 MELLON BANK, N.A.

                                                                                 By: /s/ J. Wade Bell

                                                                                        Name: J. Wade Bell
                                                                                        Title: Vice President

                                                                                 CITIZENS BANK OF MASSACHUSETTS

                                                                                 By: /s/ Stephanie Epkins

                                                                                        Name: Stephanie Epkins
                                                                                        Title: Vice President

                                                                                 BNP PARIBAS

                                                                                 By: /s/ William Van Nostrand

                                                                                        Name: William Van Nostrand
                                                                                        Title: Managing Director

                                                                                 By: /s/ Bruno Lavole

                                                                                        Name: Bruno Lavole
                                                                                        Title: Managing Director

                                                                                 SANPAOLO IMI S.P.A.

                                                                                 By: /s/ Carlo Persico

                                                                                        Name: Carlo Persico
                                                                                        Title: General Manager

                                                                                 By: /s/ Luco Sacchi

                                                                                        Name: Luco Sacchi
                                                                                        Title: Vice President

RATIFICATION OF GUARANTY

         Each of the undersigned Restricted Subsidiaries hereby acknowledges and consents to the foregoing First Amendment to Second Amended and Restated Revolving Credit Agreement, dated as of July 26, 2002, and agrees that the Guaranty (as defined in the Credit Agreement) from such Person in favor of the Agent for the benefit of the Agent and the Banks and all other Loan Documents to which such Person is a party remain in full force and effect, and each of the Restricted Subsidiaries confirms and ratifies all of its obligations thereunder.

                                                                                 WIZARDS OF THE COAST, INC.

                                                                                 ODDZON, INC.

                                                                                 By: /s/ Martin R. Trueb

                                                                                        Name: Martin R. Trueb
                                                                                        Title: Senior Vice President and Treasurer